Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

SEALSQ Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—		—	—	—	—
Fees Previously Paid	—	—	—	—		—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, par value $0.01 per share	415(a)(6)	(1)		(2)	—	—	—		F-3	333-285430	02/28/2025	(2)
Carry Forward Securities	Other	Warrants	415(a)(6)	(1)		(2)	—	—	—		F-3	333-285430	02/28/2025	(2)
Carry Forward Securities	Other	Rights	415(a)(6)	(1)		(2)	—	—	—		F-3	333-285430	02/28/2025	(2)
Carry Forward Securities	Other	Units	415(a)(6)	(1)		(2)	—	—	—		F-3	333-285430	02/28/2025	(2)
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)		(3)		$500,000,000				F-3	333-285430	02/28/2025	$76,500	(3)
	Total Offering Amounts								$76,500
	Total Fees Previously Paid								$76,500
	Total Fee Offsets								—
	Net Fee Due									$0

(1)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $500,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $500,000,000 of unsold ordinary shares, warrants, units and subscription rights to purchase ordinary shares previously registered pursuant to the automatic shelf registration statement on Form S-3ASR (File No. 333-285430), which was automatically effective upon filing with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2025, as amended by Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to such registration statement filed with the SEC on March 19, 2025 (such registration statement and Post-Effective Amendment No. 1. collectively, the “Prior Registration Statement”). The registrant paid filing fees for the Unsold Securities in an aggregate amount of $76,550.00 in connection with the filing of Post-Effective Amendment No. 1. Such filing fees associated with the offering of the Unsold Securities are hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The registrant is only registering the Unsold Securities on this registration statement and is not registering any new securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.